UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/05/2008

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50577

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 5, 2008, Dynavax Technologies Corporation issued a press release announcing its financial results for the second quarter of 2008. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information with respect to Item 2.02 in this current report and its accompanying exhibit shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Dynavax Technologies Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.    Other Events

On August 5, 2008, Dynavax Technologies Corporation issued in conjunction with Merck & Co, Inc. a press release announcing that a Phase 3 trial with the investigational hepatitis B vaccine, HEPLISAV, met its primary endpoint. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

99.1             Press Release, dated August 5, 2008 entitled "Dynavax Announces Second Quarter 2008 Financial Results."

99.2             Press Release, dated August 5, 2008 entitled "Dynavax and Merck & Co., Inc. Announce Phase 3 Trial with Investigational Hepatitis B Vaccine (HEPLISAV) Met its Primary Endpoint"

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: August 05, 2008	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release, dated August 5, 2008 entitled "Dynavax Announces Second Quarter 2008 Financial Results."
EX-99.2	Press release, dated August 5, 2008 entitled "Dynavax and Merck & Co., Inc. Announce Phase 3 Trial with Investigational Hepatitis B Vaccine (HEPLISAV) Met its Primary Endpoint"